EXHIBIT 1
                                   ---------


  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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        Citibank, N.A.  is a bank as defined in Section 3(a)(6) of the
        Act (15 U.S.C. 78c)

        Impulsora de Fondos Banamex, S.A de C.V. is chartered in Mexico City, Mexico

        Each of the undersigned hereby affirms the indentification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Date: November 10, 2011


                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary